Consent of Independent Accountants


We hereby consent to the incorporation by reference in this current report on Form 8-K/A of eGain Communications Corporation of our report dated February 21, 2000, except as to Note 6 which is as of March 7, 2000, included in the Registration Statement on Form S-4 (No. 34848) dated April 14, 2000 relating to the financial statements of Big Science Company for the years ended December 31, 1999 and 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



Atlanta, Georgia
April 12, 2000